June 23, 2010

Boston Financial Data Services, Inc.

2000 Crown Colony Drive

Quincy, MA 02169

Attn:	General Counsel, Legal Department

Re:	Amended and Restated Sub-Transfer Agency and Service Agreement among the Virtus Mutual Funds, VP Distributors, Inc. (the “Transfer Agent”) and Boston Financial Data Services, Inc. (the “Sub-Transfer Agent”) dated January 1, 2010 (the “Agreement”)

To Whom It May Concern:

Please be advised that effective June 30, 2010 we are amending Schedule A to the Agreement by: (a) deleting Virtus Small-Cap Growth Fund, Virtus Disciplined Small-Cap Opportunity Fund and Virtus Disciplined Small-Cap Value Fund, each of which will have merged with and into another Fund; and (b) adding a new Fund, Virtus Premium AlphaSectorSM Fund (hereinafter referred to as the “Portfolio”).

In accordance with Section 16, the Additional Funds provision of the Agreement, the Transfer Agent hereby requests that you act as Sub-Transfer Agent for the new Portfolio under the terms of the aforementioned Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Transfer Agent and retaining one copy for your records.

[Signature Page Follows]

Sincerely, VIRTUS MUTUAL FUNDS VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

VP DISTRIBUTORS, INC.

By:	/s/ David G. Hanley
Name:	David G. Hanley
Title:	Vice President and Treasurer

Agreed and Accepted: BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Richard J. Johnson
Name:	Richard J. Johnson
Title:	Division Vice President	Date:	6/29, 2010

SCHEDULE A

Virtus Equity Trust:

Virtus Balanced Fund

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Mid-Cap Value Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Insight Trust:

Virtus Balanced Allocation Fund

Virtus Core Equity Fund

Virtus Emerging Markets Opportunities Fund

Virtus High Yield Income Fund

Virtus Insight Government Money Market Fund

Virtus Insight Money Market Fund

Virtus Insight Tax-Exempt Money Market Fund

Virtus Intermediate Government Bond Fund

Virtus Intermediate Tax-Exempt Bond Fund

Virtus Short/Intermediate Bond Fund

Virtus Tax-Exempt Bond Fund

Virtus Value Equity Fund

Virtus Institutional Trust:

Virtus Institutional Bond Fund

Virtus Opportunities Trust:

Virtus AlphaSectorSM Allocation Fund

Virtus AlphaSectorSM Rotation Fund

Virtus Alternatives Diversifier Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Foreign Opportunities Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus Greater Asia ex Japan Opportunities Fund

Virtus Greater European Opportunities Fund

Virtus High Yield Fund

Virtus International Real Estate Securities Fund

Virtus Market Neutral Fund

Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Premium AlphaSectorSM Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund